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Exhibit 10.36

EIGHTH AMENDMENT TO
THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN
(amended and restated as of January 1, 2001)

        ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 8 to the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan"), effective as of December 2, 2003, except as otherwise provided.

  1.
  Section 1.67 shall be amended by adding new subsection (G) at the end thereof to read as follows:

  (G)
  Notwithstanding the foregoing, former employees of Orcom Solutions, Inc. ("Orcom"), who became employees of the Company as of December 2, 2003, or within 30 days thereafter, as the result of a stock purchase shall have their service to Orcom, as determined from its payroll records ("Orcom Service"), credited to them for purpose of determining their eligibility to participate in the Plan, provided, however, that no such former employee shall be, or ever become, eligible to receive a Retirement Contribution.

  2.
  Section 1.68 of the Plan shall be amended by adding new subsection (I) at the end thereof to read as follows:

  (I)
  Notwithstanding the foregoing, former employees of Orcom, who became employees of the Company as of December 2, 2003, or within 30 days thereafter, as the result of a stock purchase shall have their Orcom Service credited to them for purpose of determining their Years of Vesting Service.

  3.
  Appendix A shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting
Orcom	Date of hire by Orcom, but only if employed by the Company as of December 2, 2003, or within 30 days thereafter.	Date of hire by Orcom, but only if employed by the Company as of December 2, 2003, or within 30 days thereafter.

        IN WITNESS WHEREOF, this amendment has been executed on this 12th day of December, 2003, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.
By:	/s/ DWAYNE H. TUCKER

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  Exhibit 10.36
EIGHTH AMENDMENT TO THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN (amended and restated as of January 1, 2001)